UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2003
Date of Report (Date of earliest event reported)

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida 33324
(Address of principal executive offices)

(954) 233-8746
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     On July 1, 2003, Viragen, Inc. announced that it has completed the sale of $5.55 million in secured convertible debentures to an investment group that includes current institutional stockholders.

     A copy of the press release dated July 1, 2003 issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

99.1 Press Release dated July 1, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: July 1, 2003	By: /s/ Dennis W. Healey

Dennis W. Healey Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release dated July 1, 2003.

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